CONTACT: Investor Relations (918) 742-1888

                ST. JOSEPH, INC. REPORTS COMMENCEMENT OF TRADING



FOR IMMEDIATE RELEASE

TULSA, OKLAHOMA - August 10, 2005 - St. Joseph, Inc. (OTCBB:STJO) announced today that its common stock began trading Monday, August 8, 2005 on the OTC Bulletin Board under the symbol "STJO."

St. Joseph is headquartered in Tulsa, Oklahoma and specializes in the recruiting and placement of professional technical personnel on a temporary and permanent basis.